As filed with the Securities and Exchange Commission on May 19, 2011
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Endurance Specialty Holdings Ltd.
(Exact Name of Registrant as Specified in Its Charter)

Bermuda	98-0392908
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
Wellesley House
90 Pitts Bay Road
Pembroke HM 08, Bermuda
(441) 278-0400
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Principal Executive Offices)
Endurance Specialty Holdings Ltd. Employee Share Purchase Plan
(Full Title of the Plan)
CT Corporation System
111 Eighth Avenue, 13th Floor
New York, New York 10011
(Name, Address and Telephone Number of Agent for Service)

Copies To:

Susan J. Sutherland, Esq.	John V. Del Col, Esq.
Skadden, Arps, Slate, Meagher & Flom LLP	Endurance Specialty Holdings Ltd.
Four Times Square	Wellesley House
New York, New York 10036	80 Pitts Bay Road
(212) 735-3000	Pembroke HM 08, Bermuda
(441) 278-0440
Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Securities	Amount to be	Offering Price per	Aggregate Offering	Registration
to be Registered	Registered(1)	Share(2)	Price(2)	Fee
Ordinary Shares, par value $1.00 per share	200,000	$42.74	$8,548,000	$992.42

(1)	Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover, in addition to the number of shares stated in the table above, an indeterminate number of additional Ordinary Shares, which may become issuable under the employee benefit plan described herein by reason of certain corporate transactions or events, including any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding Ordinary Shares.

(2)	The proposed maximum offering price is estimated pursuant to Rule 457(c) of the Securities Act on the basis of the average of the high and low sale prices for the Ordinary Shares as reported on The New York Stock Exchange on May 13, 2011 solely for the purpose of calculating the registration fee.

EXPLANATORY NOTE
Pursuant to General Instruction E of Form S-8, this Registration Statement is being filed to register 200,000 additional ordinary shares, par value $1.00 per share (“Ordinary Shares”) of Endurance Specialty Holdings Ltd., a Bermuda company (the “Registrant”), for issuance under the Registrant’s Employee Share Purchase Plan, as amended (the “Plan”). The contents of the Registrant’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission on September 9, 2005 (Registration No. 333-128195) with respect to 200,000 Ordinary Shares issuable pursuant to the Plan are hereby incorporated by reference.
Item 8. Exhibits

Exhibit
Number	Description of Document

4.1
Amendment No. 1 to the Endurance Specialty Holdings Ltd. Employee Share Purchase Plan. Incorporated herein by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q for the quarter ended March 31, 2011

5.1	Opinion of Appleby
23.1	Consent of Appleby (included in Exhibit 5.1)
23.2	Consent of Ernst & Young Ltd.
24.1	Power of Attorney (included on signature page herein)
99.1	Form F-N

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pembroke, Bermuda on the 19th day of May, 2011.

ENDURANCE SPECIALTY HOLDINGS LTD.
By:	/s/ Michael J. McGuire
	Name:	Michael J. McGuire
	Title:	Chief Financial Officer
POWER OF ATTORNEY
We, the undersigned officers, directors and authorized representatives of Endurance Specialty Holdings Ltd., hereby severally constitute and appoint each of Michael J. McGuire and John V. Del Col, our true and lawful attorneys-in-fact with power of substitution and resubstitution to sign in his name, place and stead, in any and all capacities, to do any and all things and execute any and all instruments that such attorney may, each individually, deem necessary or advisable under the Securities Act of 1933 and any rules, regulations and requirements of the Commission in connection with this Registration Statement and any and all amendments hereto, as fully for all intents and purposes as he or she might or could do in person.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ David S. Cash Name: David S. Cash	Chief Executive Officer and Director (Principal Executive Officer)	May 19, 2011

/s/ Michael J. McGuire Name: Michael J. McGuire	Chief Financial Officer (Principal Financial Officer)	May 19, 2011

/s/ John T. Baily Name: John T. Baily	Director	May 19, 2011

/s/ Norman Barham Name: Norman Barham	Director	May 19, 2011

/s/ Galen R. Barnes Name: Galen R. Barnes	Director	May 19, 2011

/s/ William H. Bolinder Name: William H. Bolinder	Chairman of the Board	May 19, 2011

/s/ Susan Fleming Cabrera Name: Susan Fleming Cabrera	Director	May 19, 2011

/s/ Steven W. Carlsen Name: Steven W. Carlsen	Director	May 19, 2011

/s/ William M. Jewett Name: William M. Jewett	President and Director	May 19, 2011

/s/ Scott D. Moore Name: Scott D. Moore	Director	May 19, 2011

Name: Brendan R. O’Neill	Director

/s/ William J. Raver Name: William J. Raver	Director	May 19, 2011

/s/ Robert A. Spass Name: Robert A. Spass	Director	May 19, 2011

EXHIBIT INDEX

Exhibit
Number	Description of Document

4.1
Amendment No. 1 to the Endurance Specialty Holdings Ltd. Employee Share Purchase Plan. Incorporated herein by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q for the quarter ended March 31, 2011

5.1	Opinion of Appleby
23.1	Consent of Appleby (included in Exhibit 5.1)
23.2	Consent of Ernst & Young Ltd.
24.1	Power of Attorney (included on signature page herein)
99.1	Form F-N

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